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                                                                     EXHIBIT 4.1

                             AMENDMENT NO. 1 TO THE
                               WEST MARINE, INC.
                          ASSOCIATES STOCK BUYING PLAN


          WEST MARINE, INC., having adopted the West Marine, Inc. Associates Stock Buying Plan (the "Plan"), effective as of November 1, 1994, hereby amends the Plan, effective as of January 20, 1999, by deleting the numeral 100,000 from
Section 3.1 and substituting the numeral 372,789 therefor.

          WEST MARINE, INC. hereby further amends the Plan, effective as of January 20, 1999, by deleting the word "second" from the final sentence of
Section 8.1 and substituting the word "next" therefor.

          IN WITNESS WHEREOF, West Marine, Inc., by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.


                                             WEST MARINE, INC.


Dated: January 25, 1999                      By: /s/ John C. Zott
                                                --------------------------------
                                             Title: Senior Vice President and
                                                    Chief Financial Officer